Exhibit 99.1

Filed by Uranium Resources, Inc.
(SEC file no. 0-17171)
Pursuant to Rule 425 under the Securities Act of 1933
and deemed filed pursuant to Rule 14a-12
under the Securities Exchange Act of 1934

9000 E. Nichols Ave., Suite 225 Englewood, CO 80112 Tel: 303.531.0470 Fax: 303.531.0519

March 30, 2012

Update on merger with Uranium Resources, Inc.

To our Shareholders:

Uranium Resources, Inc. (“URI”) and Neutron Energy, Inc. (“Neutron”) entered into a merger agreement on March 1, 2012 (the “Merger Agreement”), whereby URI will acquire all the outstanding shares of Neutron in exchange for 3.8 million shares of URI common stock (the “Merger”).  The Merger Agreement was unanimously approved by the Board of Directors of Neutron.  Neutron’s major shareholders, representing approximately 44% of Neutron’s issued and outstanding capital stock, have agreed to vote in favor of the Merger.  Execution of the Merger Agreement was announced by a URI Press Release issued on March 1, 2012. A copy of the Press Release announcing the entry into the Merger Agreement is attached and can also be found on URI’s website at www.uraniumresources.com.

Neutron’s senior secured loan facility with RMB Australia Holdings Limited (“RMB”) was originally due December 31, 2010, and we were successful in obtaining an extension to June 30, 2011, and another extension to December 31, 2011.  Neutron owed RMB $26.7 million in outstanding principal and interest as of December 31, 2011, and RMB holds a lien on substantially all of our assets to secure the loan. Following the Fukushima nuclear disaster, our efforts to undertake an initial public offering (the “IPO”) to fund Neutron and repay the outstanding RMB loan were unsuccessful.  The poor market conditions for uranium companies led us to pursue other transactions, which were unsuccessful. We then pursued a merger transaction with URI with the goals of paying off the RMB loan while attempting to preserve some value for our shareholders.

In order to enter into a Merger Agreement with URI a four way agreement was reached between Neutron, URI, RMB and Resource Capital Fund V L.P. (“RCF”), a private natural resource investment fund.  Upon the closing of the Merger, RCF will purchase $20 million of URI’s common stock which will then be used to partially repay the loan.  RMB will convert the balance of the outstanding loan into shares of URI common stock. The Merger Agreement and related transaction documents call for URI to issue 37 million shares of its common stock as follows: 3.8 million shares to Neutron’s shareholders, 24.6 million shares to RCF, 8.4 million shares to RMB and 0.2 million shares to satisfy an obligation of Neutron to a third party.  Neutron has 59,632,712 shares outstanding.

At the time the Merger Agreement was entered into, Neutron’s working capital position was nil.  As a consequence URI and Neutron, in agreement with RMB, also entered into a credit and funding agreement whereby URI will provide loans to Neutron to fund Neutron’s operations from the date of the Merger Agreement to the closing of the Merger.  These loans are secured by a lien on substantially all of Neutron’s assets ranking pari passu with RMB’s lien and if the Merger is completed will be absorbed by URI.  On March 9, 2012, RCF purchased 10 million dollars of URI common stock at a price of $0.9747 per share and URI will use the proceeds to fund its operations and to provide the operating loans to Neutron.

URI has filed the Merger Agreement and related agreements with a Current Report on Form 8-K with the U.S. Securities and Exchange Commission (the “SEC”), which can be found on the SEC’s website (www.sec.gov) under URI’s filings.

URI is preparing a registration statement and proxy statement on Form S-4, which will be filed with the SEC.  Upon the S-4 being declared effective by the SEC, URI will distribute the S-4 to Neutron’s shareholders and Neutron will schedule a shareholder meeting to vote on the Merger.  URI reports that it anticipates the URI and Neutron shareholder meetings and the closing of the Merger, if approved by the shareholders of URI and Neutron, will occur in the third quarter of 2012.

As discussed above, Neutron also pursued undertaking an IPO during 2011. In March 2011, Neutron filed a Registration Statement on Form S-1 for an IPO with the SEC, to which Neutron filed two amendments. Unfortunately, the Fukushima disaster caused major declines in market values and interest in companies related to the nuclear industry. Fukushima, together with world events since that time, like Germany’s decision to phase out its nuclear power plants, seriously undermined any realistic chance for us to do an IPO in the time horizon available to us.

The Board of Directors of Neutron unanimously supported entering into the Merger Agreement and the benefits of the Merger include:

●
Repayment of the RMB $26.7 million debt which was due on December 31, 2011; Neutron did not have the funds available to repay the loan. As a result of the Merger Agreement the loan was not foreclosed upon by RMB and was extended until the closing of the Merger or the earlier occurrence of certain events.  Should RMB foreclose upon the loan, there is no assurance that there will be any residual value for Neutron’s shareholders.

●
Neutron Shareholders will receive shares in URI which is developing a uranium production project in New Mexico and has existing permitted uranium recovery facilities in Texas.  URI has announced that they are planning on starting development on a uranium in-situ recovery project later this year.

●	The combined uranium assets of Neutron and URI will create a much larger company with the potential for subsequent increased investor interest.

●	Prior to the Merger, Neutron will receive working capital under a loan arrangement from URI.

●
After closing of the Merger, RCF has agreed to invest, if requested by URI, an additional $5 million into the combined company.  This is an important source of funds for providing working capital after the Merger.

The Merger removes our debt and gives our shareholders publicly traded stock in a company with the combined assets of Neutron and URI. The expected outcome if we cannot complete the Merger is foreclosure by RMB.

We look forward to providing the proxy when available and scheduling the shareholder meeting.

 Sincerely,

Kelsey Boltz	Gary Huber
Executive Chairman	President

Important Notice

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote, consent or approval.  There will not be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information and Where to Find It

The Merger will be submitted to each of URI and Neutron’s shareholders for approval.  In connection with the Merger, URI intends to file a registration statement on Form S-4, which will include a joint proxy statement/prospectus, and other relevant documents with the SEC.  The proxy statement/prospectus will contain important information about URI, Neutron, the Merger and related matters.  URI will mail or otherwise deliver the proxy statement/prospectus to its shareholders and the shareholders of Neutron when it becomes available.  INVESTORS AND NEUTRON SHAREHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO, AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT URI, NEUTRON, THE MERGER AND OTHER RELATED MATTERS.  Investors and Neutron shareholders will be able to obtain these materials (when they become available) and other documents filed with the SEC free of charge at the SEC’s website (http://www.sec.gov).  In addition, these materials (when they become available) will also be available free of charge by accessing URI’s website (www.uraniumresources.com).  Investors and Neutron shareholders may also read and copy any reports, statements and other information filed by URI with the SEC at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

URI and Neutron and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of URI and Neutron in connection with the Merger.  Information about the directors and executive officers of URI is set forth in the proxy statement for URI’s 2011 annual meeting of shareholders, as filed with the SEC on April 29, 2011.  Information about the directors and executive officers of Neutron will be set forth in the joint proxy statement/prospectus relating to the Merger.  Additional information regarding the interests of those participants and other persons who may be deemed participants in the Merger and the transactions contemplated thereby may be obtained by reading the joint proxy statement/prospectus regarding the Merger when it becomes available.  Investors may obtain free copies of these documents as described above.

Cautionary Note Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include, among other things, statements regarding the intent, belief or expectations of Neutron and can be identified by the use of words such as “may,” “will,” “should,” “would,” “assume,” “outlook,” “seek,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “forecast,” and other comparable terms.  These forward-looking statements include, but are not limited to, statements regarding the benefits of the Merger and the other transactions contemplated by the Merger, integration plans, anticipated future financial and operating performance and results, and the expected timing of completion of the Merger.  These statements are based on the current expectations of the management of Neutron.  It is important to note that actual results could be materially different from those projected in such forward-looking statements.  There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements, including: (1) failure to obtain Neutron or URI shareholder approval, (2) failure of URI and its shareholders to recognize the expected benefits of the Merger, (3) failure to obtain regulatory approvals, if any, necessary to consummate the Merger or to obtain such regulatory approvals on favorable terms, (4) delays in consummating the Merger or the failure to consummate the Merger, and (5) exceeding the expected costs of the Merger.  Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of the combined company.  Discussions of some of these other important factors and assumptions are contained in URI’s filings with the SEC and are available at the SEC’s website at http://www.sec.gov.  These risks, as well as other risks associated with the Merger, will be more fully discussed in the joint proxy statement/prospectus that will be included in the registration statement on Form S-4 that URI will file with the SEC in connection with the Merger and the other transactions contemplated thereby.  Neutron cannot provide any assurance that the Merger or any of the transactions related thereto will be completed, nor can it give assurances as to the terms on which such transactions will be consummated.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication.  Except as required by law, Neutron disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this communication.